UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 19, 2009

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    David S. Wichmann was elected to the Company's board of directors effective August 19, 2009.  Mr. Wichmann joined the class of directors whose terms expire at the 2012 annual meeting of shareholders.  Mr. Wichmann was appointed to serve as a member of the Audit Committee and the Executive Committee of the board of directors.  In connection with Mr. Wichmann's appointment to the Audit Committee, the board of directors determined that Mr. Wichmann satisfied the requirements of an "audit committee financial expert" and that his expertise has been acquired through relevant training and experience.  A copy of the press release announcing Mr. Wichmann's election to the board of directors is attached as Exhibit 99 and is incorporated herein buy reference.

    Mr. Wichmann will receive the standard non-employee director compensation, the terms of which were disclosed in the Company's proxy statement for the 2009 Annual Meeting of Shareholders filed with the SEC on March 20, 2009.

Item 9.01.   Financial Statements and Exhibits

    (d)    Exhibits.  The following exhibit is filed herewith:
    99    News release announcing election of David S. Wichmann to the board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Tennant Company

Date: August 19, 2009	By:	/s/ Heidi M. Hoard
Heidi M. Hoard
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing
99	News release dated August 19, 2009 announcing election of David S. Wichmann to the board.	Filed Electronically